Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-205441, 333-210374, 333-216747, 333-223751, 333-230324, 333-236873, 333-253785, 333-263052, 333-270171, 333-277562, 333-280827, 333-285457, 333-290978, and 333-291954) pertaining to the Natera, Inc. 2015 Equity Incentive Plan, Natera, Inc. 2007 Stock Plan, Natera, Inc. 2015 Employee Stock Purchase Plan, and Foresight Diagnostics Inc. 2020 Equity Incentive Plan, and;

(2)	Registration Statements (Form S-3 Nos. 333-248690, 333-258047, 333-259429, 333-268391, and 333-274372; 333-292035) of Natera, Inc.;

of our reports dated February 26, 2026, with respect to the consolidated financial statements of Natera, Inc. and the effectiveness of internal control over financial reporting of Natera, Inc. included in this Annual Report (Form 10-K) of Natera, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Jose, California

February 26, 2026